UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 30, 2007

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On April 30, 2007, Poniard Pharmaceuticals, Inc. (the “Company”) announced that it closed its previously announced underwritten public offering of 11,848,341 shares of its common stock, which number of shares included the underwriters’ exercise in full of their option to purchase up to 1,545,436 shares to cover over-allotments, at a public offering price of $6.33 per share.  The net proceeds to the Company from the sale of the shares were approximately $70.0 million.

On May 1, 2007, the Company announced the treatment of the first patient in its pivotal Phase 3 clinical trial in small cell lung cancer.

Copies of the Company’s press releases dated April 30, 2007 and May 1, 2007 are attached as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

                99.1         Press Release dated April 30, 2007.

                99.2         Press Release dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: May 1, 2007	By:	/s/ Caroline M. Loewy
Name: Caroline M. Loewy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 30, 2007.

99.2	Press Release dated May 1, 2007.